Exhibit 16.1

B&C Borgers & Cutler CPAs PLLC



March 1, 2013


United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re: Rancher Energy Corporation

Effective February 22, 2013, Borgers & Cutler CPA's PLLC appointment as the independent registered public accountant for Rancher Energy Corporation ceased.

I have read Rancher Energy Corporation's statements included under Item 4.01 of its Form 8-K dated February 27, 2013 and agree with such statements, insofar as they apply to Borgers & Cutler CPA's PLLC.

Very truly yours,

For and on behalf of
Borgers & Cutler CPAs PLLC


/s/ David J. Cutler
David J. Cutler











                           Borgers & Cutler CPAs PLLC
           12650 West 64th Avenue, Unit E504, Arvada, Colorado 80004
                            Telephone: 303-888-2082
                               Fax: 303-463-5416